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                     AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

                             AUDIT COMMITTEE CHARTER



ORGANIZATION OF COMMITTEE

The Audit Committee (the "Committee") is a standing committee of the Board of Directors of American Medical Systems Holdings, Inc. (the "Company"). The Committee is to be composed of at least three independent directors who shall serve at the pleasure of the Board of Directors. Each member shall be free of any relationship that, in the opinion of the Board of Directors, would interfere in any way with their exercise of independent judgment as a Committee member. Each member of the Committee must be financially literate and at least one member must have accounting or related financial management expertise.

The Chair and the members of the Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified.

STATEMENT OF POLICY

The Committee shall provide assistance to the Company's Board of Directors in fulfilling their oversight responsibility to the Company's shareholders, potential shareholders, the investment community and other constituents, relating to corporate accounting and reporting practices of the Company, and the quality and integrity of the Company's financial reports. In so doing, it is the responsibility of the Committee to maintain free and open communication between the directors, the independent auditor, and the financial management of the Company.

COMMITTEE RESPONSIBILITIES

In meeting its responsibilities, the Committee believes its policies and procedures should remain flexible to best react to changing conditions and to ensure to the directors and shareholders that the Company's accounting and reporting practices are in accordance with all professional requirements and are of the highest quality. In fulfilling its responsibilities, the Committee will:

o Review, select, evaluate and replace, if necessary, the independent auditor.
o Ensure that the independent auditor submits a formal written statement regarding relationships and services which may impact independence and discuss any relevant matters with the auditors.
o Meet at least two times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.
o Inquire of management and the independent auditor, who is ultimately accountable to the Committee and the Board of Directors, about significant risks or exposures and assess the steps management has taken to mitigate such risks to the Company and its related entities.
o Meet with the independent auditor and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized and, at





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     the conclusion thereof, review such audit, including any comments or recommendations of the independent auditor. Review with the independent auditor and financial management the status of the prior year's audit recommendations.
o Review with the independent auditor and financial and accounting personnel, the adequacy and effectiveness of the internal accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are necessary or desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee should periodically review the Company policy statements to determine their adherence to the code of conduct and/or conflict of interest statement.
o Review with management and the independent auditor the financial statements contained in the annual report to shareholders to determine that the independent auditor is satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review the nature and extent of any significant changes in accounting principles or the application thereof.
o Review filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in those documents is consistent with the information contained in the financial statements.
o Provide sufficient opportunity for the independent auditor to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independence auditor's evaluation of the quality of the Company's financial and accounting personnel, and the cooperation that the independent auditor received during the course of the audit.
o Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.
o Investigate any matter brought to the Committee's attention within the scope of its responsibilities, with the power to retain outside counsel, accountants or others for this purpose if, in the judgment of the Committee, that is appropriate.
o The Committee shall perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.



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